EXHIBIT 10.49



                   AMENDMENT AND EXTENSION AGREEMENT





     This Extension Agreement is entered into this 15th day of June,

l995, between IMC Global Inc., a Delaware corporation (the "Company"),

and Wendell F. Bueche of Northbrook, Illinois ("Bueche"):



     WHEREAS, there presently exists an Employment Agreement (the

"Agreement") between Bueche and the Company dated April l5, l993,

providing for his employment in an executive capacity, and expiring on

February 29, 1996, and there also exists an Agreement (the "Letter

Agreement") between Bueche and the Company dated July 19, 1993,

regarding his consultancy after his retirement from the Company; and



     WHEREAS, the Board of Directors has concluded that because of

Bueche's capabilities and his contributions to the success of the

Company and his performance of the responsibilities of Chairman and

Chief Executive Officer of the Company, it is in the interests of the

Company to extend the duration of the Agreement;



     Now, therefore, it is mutually agreed as follows:

     l.  Extended Term.  The Agreement, as amended aforesaid, shall be extended and continue in full force and effect until June 30,

        1997.



                                 - 2 -







     2.  Term in Position.  Bueche shall serve as Chairman and Chief

        Executive Officer through June 30, 1996, and as Chairman from

        July 1, 1996, through June 30, 1997.



     3.  Salary.  A)  Bueche's salary as Chairman and Chief Executive

        Officer shall never be less than $530,040 per year;  B)

        Bueche's salary as Chairman shall be $250,020 per year.



     4.  Retirement and Consultancy.  Bueche will retire from

        employment on July 1, 1997, and commence to render consulting services to the Company for the period July 2, 1997, through

        June 30, 1999, at a rate of $20,835 per month.  Payment of the proceeding fee is guaranteed to Bueche for the entire period regardless of whether the Company avails itself of Bueche's services.



     5.  Other Terms.  All the terms and provisions of the Agreement and the  Letter Agreement, respectively, shall remain in full force and effect, except as modified hereby.



                                 - 3 -







     IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf, and Bueche, to evidence his acceptance hereof,

has hereunto set his hand and seal as of the day first above written.



                                  IMC GLOBAL, INC.



                                  By   R. A. Lenon
                                     ------------------------



                                          W. F. Bueche
                                     ------------------------
                                        Wendell F. Bueche


Attest:

By   Marschall Smith
  -----------------------------